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                                   EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                                 HOMELIFE, INC.

                             DATED SEPTEMBER 1, 1998

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       FOR

                                 HOMELIFE, INC.
                              a Nevada corporation

         Andrew Cimerman and Robert Cashman each hereby certify that:

         1. He is the President and Secretary, respectively, of HOMELIFE, INC., a Nevada corporation.

         2. Article IV of the Articles of Incorporation of this Corporation are amended and restated in its entirety to read as follows:

                                   ARTICLE IV

         This Corporation is authorized to issue two classes of capital stock, designated respectively "Common Stock" and "Preferred Stock" The total number of shares of Common Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) shares with a par value of $0.001 per share. Each share of Common Stock shall be entitled to the same dividend, liquidation, and voting rights as all other shares of Common Stock. The total number of shares of Preferred Stock which this Corporation is authorized to issue is One Hundred Thousand (100,000) shares with no par value. Such Preferred Stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations, preferences, limitations, restrictions and rights as shall be determined by resolution adopted by the Board of Directors of the Corporation.

         3. Except as expressly amended by the foregoing Amendment, the Articles of Incorporation of this Corporation remain in full force and effect.

         4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the board of directors.

         5. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section
78.390 of the Nevada Revised Statutes.

         The undersigned further declare under the penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:   September 11, 1998                   /s/ Andrew Cimerman
                                              --------------------------------
                                              Andrew Cimerman, President

                                              /s/ Robert Cashman
                                              --------------------------------
                                              Robert Cashman, Secretary

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STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF ORANGE           )

         On this 14th day of September, 1998, before me, the undersigned Notary Public, personally appeared Andrew Cimerman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within Instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                                          /s/ DC Sweet
                                                          --------------------
                                                          Notary Public

(Seal)

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF ORANGE           )

         On this 8th day of September, 1998, before me, the undersigned Notary Public, personally appeared Robert L. Cashman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                                       /s/ Karen J. Fowler
                                                       -----------------------
                                                       Notary Public

(Seal)

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